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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated April 1, 2013 with respect to the consolidated financial statements and schedules included in the Annual Report on Form 10-K for the year ended January 28, 2014 of Mattress Firm Holding Corp., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Houston, Texas
July 14, 2014

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM